Exhibit 10.4

AMENDMENT TO CONVERTILE LOAN AGREEMENTS

This Amendment to Convertible Loan Agreements (this “Amendment”) dated this 19th day of October, 2018, by and among Wize Pharma Ltd. Private Company 520033259 (the “Company”), Wize Pharma, Inc., Rimon Gold Assets Ltd., Private Company, 514819424 (“Rimon Gold”), Ridge Valley Corporation (“Ridge Valley”), and Shimshon Fisher (“Fisher”).

W I T N E S S E T H:

WHEREAS, the Company is party to a convertible loan agreement with Rimon Gold, dated March 20, 2016 (as amended, the “First Convertible Loan Agreement”), as amended by (i) the addendum dated March 30, 2016, between the Company and Rimon Gold, (ii) the second convertible loan agreement (as amended, the “Second Convertible Loan Agreement”), dated January 12, 2017, among the Company, Rimon Gold, and Ridge Valley, and (iii) an amendment to the First Convertible Loan Agreement, dated December 21, 2017;

WHEREAS, pursuant to an assignment and assumption, Fisher is party to the Second Convertible Loan Agreement;

WHEREAS, the parties desire to amend the First Convertible Loan Agreement and the Second Convertible Loan Agreement as more particularly set forth below;

WHEREAS, on or about the date hereof, Wize Pharma, Inc., which is the parent company of the Company, is entering into a securities purchase agreement (the “Purchase Agreement”) with the buyers (the “Buyers”) identified therein;

WHEREFORE, the parties do hereby agree as follows:

1. This Amendment will be effective immediately, but if the closing of the transactions contemplated by the Purchase Agreement have not occurred on or before October 31, 2018, this Amendment shall be void ab initio.

2. The maturity date (the “Maturity Date”) of the loans under each of the First Convertible Loan Agreement and the Second Convertible Loan Agreement is hereby amended to be the earliest of (i) 90 days following the date that the Registration Statement (as defined under the Purchase Agreement) covering the resale of all Registrable Securities (as defined in the Purchase Agreement) of Buyers who are not a party to this Amendment (or affiliates of a party to this Amendment) has been effective and available for the re-sale of such Registrable Securities, (ii) 90 days following the date on which all securities issued to Buyers under the Purchase Agreement are no longer Registrable Securities, and (iii) one year following the Closing (as defined in the Purchase Agreement).

3. The expiration date of the investment right under the First Convertible Loan Agreement and the investment option under the Second Convertible Loan Agreement is hereby amended to be 180 days after the Maturity Date.

4. Except as modified herein, the terms of the First Convertible Loan Agreement and the Second Convertible Loan Agreement shall remain in full force and effect.

5. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

Wize pharma ltd. PRIVATE COMPANY 520033259

By:	/s/ Or Eisenberg
Name:	Or Eisenberg
Title:	CFO & Acting CEO

WIZE PHARMA, INC.

By:	/s/ Or Eisenberg
Name:	Or Eisenberg
Title:	CFO & Acting CEO

RIMON GOLD ASSETS LTD.

By:	/s/ Abir Raveh
Name:	Abir Raveh
Title:

RIDGE VALLEY CORPORATION

By:	/s/ Priscillia Julie
Name:	Priscillia Julie
Title:	Director

/s/ Shimshon Fisher
Shimshon Fisher

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